Exhibit 4.13

ZOGENIX, INC.

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amendment (this “Amendment”) to that certain Third Amended and Restated Investors’ Rights Agreement, dated as of December 2, 2009, as amended pursuant to that certain Amendment to Third Amended and Restated Investors’ Rights Agreement dated July 1, 2010 (as amended through the date hereof, the “Rights Agreement”), by and among Zogenix, Inc., a Delaware corporation (the “Company”), and the persons and entities (each an “Investor” and collectively, the “Investors”) listed on Exhibit A thereto, is entered into by and among the Company, the Investors (including Cowen Healthcare Royalty Partners II, L.P. (“CHRP”), effective as of the closing of the transactions contemplated by that certain Financing Agreement (defined below).

RECITALS

WHEREAS: In connection with that certain Financing Agreement by and between the Company and CHRP, dated June 30, 2011 (the “Financing Agreement”), that certain warrant to purchase 225,000 shares of the Company’s Common Stock issued to CHRP in connection with the closing of the transactions contemplated by the Financing Agreement (the “CHRP Warrant”), and certain shares to be purchased by CHRP as contemplated under the Financing Agreement, CHRP desires to become, and the Company and the Investors desire CHRP to become, a party to the Rights Agreement in order to obtain certain “piggyback” and Form S-3 registration rights granted to the Investors in the Rights Agreement.

WHEREAS: Under Section 5.1 of the Rights Agreement, the Holders of at least 67% of the outstanding shares of the Registrable Securities may amend, on behalf of all other Holders of Registrable Securities, the Rights Agreement.

WHEREAS: The undersigned Holders of at least 67% of the outstanding shares of Registrable Securities and the Company desire to amend the Rights Agreement to effect the intent of the foregoing recitals.

NOW, THEREFORE: In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions.

Unless otherwise defined herein, the capitalized terms used herein shall have the same meaning ascribed to such terms in the Rights Agreement.

2.	Amendments to the Rights Agreement.

a. The following definitions are hereby added to Section 1.1:

“CHRP” shall mean Cowen Healthcare Royalty Partners II, L.P.”

“CHRP Warrant” shall mean that certain warrant issued to CHRP on the Closing Date as defined in the Financing Agreement.”

b. The definition of “Holder” is hereby amended and restated as set forth below:

“Holder” shall mean (i) any Investor holding Registrable Securities, (ii) solely for purposes of Sections 2.1(e), 2.2, 2.3(d), 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12 and 5 of this Agreement, GECC to the extent that it holds Registrable Securities (iii) solely for purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12 and 5 of this Agreement, each of CIT and SVB to the extent it holds Registrable Securities, (iv) solely for purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 5 of this Agreement, CHRP to the extent it holds Registrable Securities, and (v) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.”

c. The definitions of Oxford Warrants and SVB Warrants are hereby amended and restated as set forth below:

“Oxford Warrants” shall mean those certain warrants dated June 30, 2008, July 1, 2010 and June 30, 2011, issued to Oxford.”

“SVB Warrants” shall mean those certain warrants dated July 1, 2010 and June 30, 2011, used to SVB.”

d. The definition of “Registrable Securities” is hereby amended and restated as set forth below:

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares or the Investor Notes or exercise of the Investor Warrants or the Oxford Warrants, and solely for purposes of Sections 2.1(e), 2.2, 2.3(d), 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12 and 5 of this Agreement, shares of Common Stock issuable pursuant to the conversion of the GE Shares or exercise of the GECC Warrant, and solely for purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12 and 5 of this Agreement, shares of Common Stock issuable pursuant to the conversion of the CIT Shares, SVB Shares or exercise of the CIT Warrant or SVB Warrant; and solely for purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 5 of this Agreement, shares of Common Stock (a) issued to CHRP pursuant to the Stock and Warrant Purchase Agreement dated June 30, 2011, between the Company and CHRP (such shares, the “CHRP Closing Shares”) and (b) issuable pursuant to the exercise of the CHRP Warrant, and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in clause (i) above (or the shares of Common Stock referenced in clause (i) above); provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or

Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; provided further, that for the avoidance of doubt the shares of Common Stock issuable pursuant to the conversion of the GE Shares, CIT Shares, Oxford Shares or SVB Shares, or exercise of the GECC Warrant, CIT Warrant, Oxford Warrants, SVB Warrants or CHRP Warrant, and the CHRP Closing Shares, shall not be Registrable Securities for purposes of Section 2.8 of this Agreement.”

e. The second paragraph of Section 2.1(e) is hereby amended and restated as set forth below:

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that market factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all the Holders (excluding GECC, CIT, SVB and CHRP) requesting to include Registrable Securities held by such Holders, assuming conversion; (ii) second, to GECC, CIT and SVB; (iii) third, to CHRP; (iv) fourth, to the Other Selling Shareholders; and (v) fifth, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

f. The following Investor is hereby added to Exhibit A of the Rights Agreement:

Solely for purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 5 of the Agreement, CHRP.

3.	Limitation of Rights of CHRP.

It is expressly understood by the parties to this Amendment that CHRP shall be a party to the Rights Agreement with respect to the CHRP Closing Shares and the Registrable Securities issuable upon exercise of the CHRP Warrant only for the purpose of those certain rights and obligations set forth in Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 5 of the Rights Agreement. For clarification and to avoid confusion, CHRP shall have no rights, and the Company and the Investors shall have no obligations to CHRP, with respect to the sections of the Rights Agreement entitled (i) “Request for Registration,” as set forth in Section 2.1(a) to the Rights Agreement (except as provided in Section 2.1(e) thereof), (ii) “Covenants of the Company,” as set forth in Section 3 to the Rights Agreement, and (iii) “Right of First Refusal,” as set forth in Section 4 to the Rights Agreement.

4.	Addition of CHRP to the Rights Agreement.

Concurrently with the execution and delivery of this Amendment, CHRP shall execute and deliver a counterpart signature page to the Rights Agreement and CHRP will, upon delivery to the Company of such counterpart signature page, become a party to, and will be bound by, the Rights Agreement as a Holder of Registrable Securities to the extent set forth in this Amendment and the Rights Agreement, as amended by this Amendment.

5.	Full Force and Effect.

Except as amended above, the Rights Agreement shall remain in full force and effect.

6.	Governing Law.

This Amendment shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

7.	Titles and Subtitles.

The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

8.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

9.	Telecopy Execution and Delivery.

A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy or other reproduction thereof.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

COMPANY: ZOGENIX, INC.

By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: OXFORD FINANCE LLC (successor in interest to Oxford Finance Corporation)

By:	/s/ T.A. Lex

Print Name:	T.A. Lex

Title:	COD

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Solely for the purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.11, 2.12 and 5 of the Rights Agreement: INVESTORS: SVB FINANCIAL GROUP
By:	/s/ Michael Kruse

Print Name:	Michael Kruse

Title:	Treasurer

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Solely for the purposes of Sections 2.1(e), 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 5 of the Rights Agreement:

INVESTORS:

COWEN HEALTHCARE ROYALTY PARTNERS II, L.P.

By:     Cowen Healthcare Royalty GP, LLC

                Its General Partner

By:	/s/ Todd C. Davis

Print Name:	Todd C. Davis

Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: CLARUS LIFESCIENCES I, L.P. By: Clarus Ventures I Management, L.P. its general partner By: Clarus Ventures I, LLC its general partner
By:	/s/ Kurt C. Wheeler

Print Name:	Kurt C. Wheeler

Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: DOMAIN PARTNERS VI, L.P. By: One Palmer Square Associate VI, L.L.C. its General Partner
By:	/s/ Lisa A. Kraeutler

Print Name:	Lisa A. Kraeutler

Title:	Attorney-in-Fact

DP VI ASSOCIATES, L.P. By: One Palmer Square Associates VI, L.L.C., its General Partner
By:	/s/ Lisa A. Kraeutler

Print Name:	Lisa A. Kraeutler

Title:	Attorney-in-Fact

DOMAIN PARTNERS VII, L.P. By: One Palmer Square Associate VII, L.L.C. its General Partner
By:	/s/ Lisa A. Kraeutler

Print Name:	Lisa A. Kraeutler

Title:	Attorney-in-Fact

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS DP VII ASSOCIATES, L.P. By: One Palmer Square Associates VII, L.L.C., its General Partner
By:	/s/ Lisa A. Kraeutler

Print Name:	Lisa A. Kraeutler

Title:	Attorney-in-Fact

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: SCALE VENTURE PARTNERS II, LP By: Scale Venture Management II, LLC its General Partner
By:	/s/ Louis C. Bock

Print Name:	Louis C. Bock

Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: THOMAS, MCNERNEY & PARTNERS, L.P.
By:	/s/ Alex Zisson

Print Name:	Alex Zisson

Title:	Manager

TMP NOMINEE, LLC
By:	/s/ James E. Thomas

Print Name:	James E. Thomas

Title:	Manager

TMP ASSOCIATES, L.P.
By:	/s/ Alex Zisson

Print Name:	Alex Zisson

Title:	Manager

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: THOMAS, MCNERNEY & PARTNERS II, L.P.
By:	/s/ Alex Zisson

Print Name:	Alex Zisson

Title:	Manager

TMP NOMINEE II, LLC
By:	/s/ James E. Thomas

Print Name:	James E. Thomas

Title:	Manager

TMP ASSOCIATES II, L.P.
By:	/s/ Alex Zisson

Print Name:	Alex Zisson

Title:	Manager

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: ABINGWORTH BIOVENTURES IV EXECUTIVES LP acting by: Its manager Abingworth Management Ltd
By:	/s/ James Abell

Print Name:	James Abell

Title:	Director

ABINGWORTH BIOVENTURES IV LP acting by: Its manager Abingworth Management Ltd
By:	/s/ James Abell

Print Name:	James Abell

Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS: CHICAGO GROWTH PARTNERS II, L.P. By: Chicago Growth Management II, LP Its: General Partner By: Chicago Growth Management II, LLC Its: General Partner
By:	/s/ A. M. Minocherhomjee

Print Name:	A. M. Minocherhomjee

Title:	Managing Partner

SIGNATURE PAGE TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT